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                             SECURITY AGREEMENT

                                                              September 18, 1995

     WHITEFORD FOODS VENTURE, L.P., formerly known as Granada,
Whiteford Foods Venture, L.P., a Texas limited partnership (the "Debtor"), does hereby grant, for valuable consideration, receipt of which is hereby acknowledged, unto ALBERT D. GREENAWAY, an individual (Mr. "Greenaway" who is sometimes referred to as "Secured Party"), a security interest in the following described property of Debtor and any and all accessions thereto and the proceeds and products thereof (the "Collateral"):

     All of the following, whether presently existing or hereafter created or acquired: (1) all accounts receivable, contract rights and general intangibles, (2) all inventory, including, but not limited to, raw materials, work in process and finished goods, (3) insurance proceeds,
     (4) all machinery and equipment and furniture, including fixtures, now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith, and all proceed and products thereof.

to secure Debtor's prompt performance and payment of each and every obligation under the Guaranty Compensation Agreement dated September 18, 1995.

     Debtor hereby warrants and agrees that:

     1. USE OF COLLATERAL. The Collateral is to be used by the Debtor primarily for business use.

     2. LOCATION OF COLLATERAL. The Collateral and records relating thereto will be kept at 770 N. Center Street and/or 900 N. Center Street, Versailles, Ohio, which is the Debtor's place of business. Debtor will promptly notify Secured Party of any change in the location of the Collateral and Debtor will not remove the Collateral from the above address without the written consent of the Secured Party.

     3. PRIOR LIENS. Except for the security interests and statutory liens of record on the date hereof, Debtor is the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor will defend the Collateral against all claims and demands of any and all persons at any time claiming the same or any interest therein.

     4. SUBORDINATION. Secured Party acknowledges that the security interest established by this Security Agreement is subordinated to the following:
(i) a security interest granted to PNC Bank Ohio, National Association or The Fifth Third Bank of Western Ohio, N.A. (the "Banks") under a Security Agreement, dated

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June 13, 1995 (the "Senior Security Interest"), and (ii) a security interest granted to Greenaway Consultant, Inc. ("GCI") under a Security Agreement, dated October 1, 1993 (the "GCI Security Interest"). Secured Party shall execute such subordination instruments and other documents as Debtor or GCI reasonably requests to enable Debtor and/or GCI to obtain and maintain the Senior Security Interest and the GCI Security Interest.

     5.  NOTICE.  Debtor hereby agrees to give Secured Party not less than seven
(7) days' prior written notice of any change in Debtor's name, change in the location of the records relating to the Collateral or of any other change in circumstances which affects or may affect the continuing efficacy of any financing statement filed by Debtor and Secured Party or the continuing status of the Secured Party's security interest and its current priority.
Debtor shall give immediate notice to the Secured Party if any creditor or other third party claims any lien or other interest in the Collateral or if any receivable does not take the form of an "account" and is evidenced by a note, letter of credit, lease or any similar instrument, chattel paper or general intangible.

     6. DISPOSAL OF COLLATERAL. So long as no default under this Agreement exists, Debtor shall have the right, in the ordinary course of business, but not otherwise, to process and sell inventory for customary prices. Furthermore, so long as no default exists under this Agreement, Debtor shall collect all accounts receivable in the ordinary course of business for the benefit of Debtor and Secured Party at no cost or expense to Secured Party. Subject to the foregoing, Debtor will not sell, exchange, lease or otherwise dispose of any interest in the Collateral without the written consent of the Secured Party and will not permit any lien, security interest or encumbrance to attach to the Collateral.

     7. FURTHER DOCUMENTS. Debtor will join with Secured Party in executing one or more financing statements pursuant to the Ohio Uniform Commercial Code in form satisfactory to the Secured Party and Debtor will pay the cost of filing in all public offices wherever filing is deemed necessary by Secured Party. A carbon, photographic or other reproduction of this Agreement or a financing statement will be sufficient as a financing statement.

     8. MAINTENANCE. Debtor will maintain the Collateral in good condition and repair, will maintain insurance on the Collateral against fire, theft, and such other hazards and in such form and amount as Secured Party may require and for the benefit of Debtor and Secured Party as their interests shall appear; and will pay and discharge all taxes imposed on the Collateral.
 Debtor assigns to Secured Party all right to proceeds of any insurance not exceeding the unpaid balance hereunder, and directs any insurer to pay all proceeds directly to Secured Party and authorizes Secured Party to endorse any draft for the proceeds. Such policy or policies shall be delivered to the Secured Party upon request therefor and shall be with a company or companies satisfactory to Secured Party.


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     9.  OTHER ENCUMBRANCES.  At its option, Secured Party may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, should Debtor fail to do so. Debtor agrees to reimburse Secured Party on demand for any payment so made and until such reimbursement, the amount so paid by Secured Party shall be added to the principal amount of the indebtedness.

     10.  DEFAULT.

          A. The following shall constitute a default hereunder: (i) Secured Party's payment of any monies to the Banks under the terms of a Limited Guarantee granted by Secured Party to the Banks, dated
     September 18, 1995, (ii) Debtor's default under the Guaranty Compensation Agreement between Debtor and Secured Party of even date herewith,
     (iii) material loss, theft, destruction, sale or encumbrance of or to the Collateral; (iv) dissolution, termination of existence, insolvency, or business failure of Debtor; (v) appointment of a receiver of any part of the property of Debtor or an assignment for the benefit of creditors by or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Debtor; or (vi) any default under or failure to comply with any of the terms of this Agreement.


          B. In the event of a default, Secured Party shall have the rights and remedies of a secured party under the Ohio Uniform Commercial Code, including the right to enter any premises of the Debtor, without legal process and take possession of and remove the Collateral. Debtor agrees, upon request of the Secured Party, to assemble the Collateral and all records relating thereto, and to make them available at the place designated by Secured Party. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is mailed to the address of the Debtor shown in this Agreement at least ten
     (10) days before the time of such disposition.

          C. In addition to the foregoing, upon default, Secured Party may make a demand upon the account debtors that they thereafter shall make their payments directly to Secured Party; whereupon, Debtor shall have no further right to grant any waivers, consents, or enter into any compromises with and otherwise deal with the account debtors in respect of the receivables. Debtor irrevocably authorizes and directs each account debtor to honor any demand by Secured Party that all payments in respect of the receivables thereafter be paid directly to Secured Party. In each such case, the account debtor may continue directing all such payments to Secured Party until the

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     account debtor shall have received written notice from Secured Party either that Debtor's debt to Secured Party has been paid in full or that Secured Party has released its security interest. No account debtor shall have any responsibility whatsoever to inquire into Secured Party's right to make any such demand or to inquire into Secured Party's disposition of any monies paid to Secured Party by the account debtor. Secured Party shall have full power and authority to execute and deliver such vouchers and receipts in respect of the receivables, such endorsement of checks and such other writings in respect of the foregoing as Secured Party may from time-to-time deem advisable. In connection with the foregoing, Secured Party shall have full power and authority to sign Debtor's signature to all such vouchers, receipts, endorsements and other writings whenever Secured Party deems such action advisable. Secured Party may enforce payment of the receivables by suit or otherwise, but Secured Party shall have no duty to institute any suit or to take any other action to enforce the receivables, to realize on the receivables (or any security therefor) or having started any such suit or attempt, thereafter to continue the same. In each case, Secured Party may proceed with counsel of Secured Party's choosing and Debtor agrees to reimburse Secured Party for Secured Party's out-of-pocket costs and expenses including, without limitation, attorney fees, court costs and costs of sale.

          D. With respect to the Collateral, Debtor assents to any extension or postponement of the time of payment thereof or any other indulgence in connection therewith, to any substitution, exchange or release of Collateral, to any addition or release of any party primarily or secondarily liable, to any acceptance of any partial payment thereon and to any settlement, compromise or adjustment thereof, all in such manner and at such time or times as Secured Party shall deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, nor as to the preservation of rights against prior parties, beyond the safe custody of Collateral in Secured Party's possession.

     E. Debtor agrees to reimburse Secured Party on demand for all expenses, including (without limitation) reasonable attorney fees, incurred by Secured Party in protecting or enforcing its rights in the Collateral.


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     11.  MISCELLANEOUS. No waiver by Secured Party of any default shall be effective unless in writing nor shall it operate as a waiver of any other default or of the same default on a subsequent occasion. All rights of Secured Party hereunder shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of Secured Party; and all obligations of Debtor shall bind the heirs, executors, administrators, successors and permitted assigns of Debtor. Debtor shall not assign any rights or obligations under this Security Agreement. If there is more than one Debtor, their obligations hereunder shall be joint and several. This
Agreement constitutes the entire agreement between the parties and was executed on the day above written.

SECURED PARTY:                          DEBTOR:

                                        WHITEFORD FOODS VENTURE, L.P.

/s/ Albert D. Greenaway                 By: G/W Foods, Inc.
- ------------------------                    (its sole general partner)
ALBERT D. GREENAWAY

                                        By:
                                            ----------------------------------
                                            Kevin T. Gannon
                                            Chief Executive Officer